UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2007

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 16, 2007, we secured a $5.0 million unconditional commitment from our asset based lender that allows us to draw on the commitment at our option and also allows the lender to choose the funding method at the lender's option. The option for either party expires on August 1, 2008. Should we choose to draw on the commitment, the lender has the option to choose between the three following structures: (i) in exchange for Quantum's common stock at a 25.0% discount to market price with 100.0% warrant coverage at an exercise price equal to market price at the time of funding, (ii) a two year secured convertible note, the conversion price equal to a 10.0% discount to the last 10 days weighted average trading price prior to funding, and the coupon on the note equal to 12.0% payable in Quantum's common stock, and (iii) a senior secured straight note at 18.0 % interest rate due in two years from the date of funding that amortizes monthly in exchange for Quantum's common stock at a 10.0% discount if the stock is trading at or above $1.00 or, if the stock is trading below $1.00, it will be at the lenders option whether or not to skip the amortization payment. Interest on the two debt structures would be paid quarterly in exchange for Quantum's common stock at a 10.0% discount if the stock is trading at or above $1.00, or at the lenders option if below $1.00 to add the coupon payment to the outstanding principal of the note. In exchange for extending the commitment described above, Quantum will grant to the lender the option to make a $5.0 million investment that will be structured as a non-interest bearing convertible note priced at 100.0% of par and redeemable at 120.0% of par two years after the funding date. The note under this structure would convert into Quantum's common stock at a price equal to the 10 day weighted average trading price prior to funding.

Item 3.02.    Unregistered Sales of Equity Securities

See the disclosure under Item 2.03, which is incorporated herein by this reference. The securities issuable pursuant to the agreement described above are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, as not involving a public offering. The transaction was made without general solicitation or advertising and was not underwritten. Each security certificate to be issued will bear a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred, or assigned in the absence of an effective registration statement or an opinion of the Company's counsel that registration is not required under the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: July 20, 2007	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer